Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Fourth Quarter and Fiscal 2021 Results

Fourth Quarter Highlights Include:
Revenues of $251 million increased 15% over prior year
Bookings of $260 million yielding book-to-bill of 1.04
Backlog of over $900 million entering fiscal 2022
Completed the acquisition of Pentek
Launched 1MPACT value creation initiative

ANDOVER, Mass. August 3, 2021 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the fourth quarter and fiscal year 2021, ended July 2, 2021.
Management Comments
“The Company delivered a solid financial performance in the fourth quarter and completed fiscal 2021 with strong financial results,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We achieved strong bookings in the quarter yielding a book-to-bill of 1.04 and backlog of over $900 million entering fiscal 2022. In addition, we completed the acquisition of Pentek, which deepens our penetration into core radar, electronic warfare and signals intelligence markets. As expected, the quarter and fiscal year were more challenging as a result of program delays which are likely to also impact fiscal 2022.”
Fourth Quarter Fiscal 2021 Results
Total Company fourth quarter fiscal 2021 revenues were $250.8 million, compared to $217.4 million in the fourth quarter of fiscal 2020. The fourth quarter fiscal 2021 results included an aggregate of approximately $40.8 million of revenue attributable to the Physical Optics Corporation and Pentek acquired businesses.
Total Company GAAP net income for the fourth quarter of fiscal 2021 was $17.9 million, or $0.32 per share, compared to $27.2 million, or $0.49 per share, for the fourth quarter of fiscal 2020.

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 2

Adjusted earnings per share (“adjusted EPS”) was $0.73 per share for the fourth quarter of fiscal 2021, compared to $0.72 per share in the fourth quarter of fiscal 2020.
Fourth quarter fiscal 2021 adjusted EBITDA for the total Company was $59.1 million, compared to $49.6 million for the fourth quarter of fiscal 2020.
Cash flows from operating activities in the fourth quarter of fiscal 2021 were $27.2 million, compared to $28.7 million in the fourth quarter of fiscal 2020. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $16.3 million for the fourth quarter of fiscal 2021 and $17.2 million for the fourth quarter of fiscal 2020.
All per share information is presented on a fully diluted basis.
Full Year Fiscal 2021 Results
Full year fiscal 2021 revenues were $924.0 million, compared to $796.6 million for full year fiscal 2020. The full year fiscal 2021 results include organic revenue of $835.6 million, an increase of 5% from fiscal 2020. Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entity's acquisition date (which excludes any intercompany transactions). After the completion of four full fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods.
Total Company GAAP net income for fiscal 2021 was $62.0 million, or $1.12 per share, compared to $85.7 million, or $1.56 per share, for fiscal 2020. Adjusted earnings per share (“adjusted EPS”) was $2.42 per share for fiscal 2021, compared to $2.30 per share for fiscal 2020.
Fiscal 2021 adjusted EBITDA for the total Company was $201.9 million, compared to $176.2 million for fiscal 2020.
Cash flows from operating activities for 2021 were $97.2 million, compared to $115.2 million in fiscal 2020. Free cash flow was $51.6 million for fiscal 2021, compared to $71.9 million for fiscal 2020.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 3

Bookings and Backlog
Total bookings for the fourth quarter of fiscal 2021 were $260.2 million, yielding a book-to-bill ratio of 1.04 for the quarter.
Mercury’s total backlog at July 2, 2021 was $909.6 million, a $78.5 million increase from a year ago. Of the July 2, 2021 total backlog, $530.0 million represents orders expected to be shipped within the next 12 months.
1MPACT Initiative
Mr. Aslett continued, “Over the past seven years since fiscal 2014, we’ve completed 13 acquisitions deploying $1.2 billion in capital, dramatically scaling and transforming the business as a result. As we cross the $1 billion revenue threshold, we’re taking proactive steps with an eye towards repeating what we have done over the past seven years. This afternoon we announced a companywide effort, that we’ve called 1MPACT, to lay the foundation for our next phase of value creation at scale, with a goal of achieving Mercury’s full growth, margin expansion and adjusted EBITDA potential over the course of the next five years. 1MPACT will be led by a new Chief Transformation Officer (CTO) reporting to me.”
“Early in the third quarter of fiscal 2021, we engaged a tier 1 consulting firm to do a full assessment of the Company and size our value creation potential. The assessment identified that in order to scale, it was necessary to consolidate and streamline the Company’s organizational structure to improve visibility, speed of decision making and accountability. Therefore, starting in the fourth quarter of fiscal 2021 and accelerating in the first quarter of fiscal 2022, we acted on the first 1MPACT opportunity to realign our organizational structure. As 1MPACT progresses over the next few years, we will focus on six major areas: organizational efficiency and scalability; procurement and supply chain optimization; facilities optimization; R&D investment efficiency; capital and asset efficiency; and scalable common processes and systems. These actions are in their planning phases and we'll provide updates as they progress.”
“From a financial standpoint, 1MPACT is expected to yield estimated annualized net savings of $30-50 million by fiscal 2025, with approximately $22 million of this total expected to be realized in fiscal 2022 and included in the Company’s full-year fiscal 2022 outlook. Going forward, we'll continue to reinvest some of the gross savings in people and business systems to enable further scalability.”
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 4

“We remain aligned with the national defense strategy and modernization, including speed and affordability objectives, and our M&A pipeline is robust. Given the multiple capability-led acquisitions since fiscal 2014, and the near-term program delays, this is a perfect time to capture the scale, cost and process efficiencies. Our long-term outlook remains intact and our strategy remains the same: to deliver strong margins while growing the business organically and supplementing this organic growth with disciplined M&A and full integration. We’ve launched 1MPACT to change the way we fundamentally do business with a goal of setting the stage for rapid organic and inorganic growth over the next five years.”
Changes to Mercury’s Leadership
Didier Thibaud, Mercury's Executive Vice President and Chief Operating Officer (COO), is retiring after 26 years at Mercury. Mr. Thibaud will remain EVP and COO of Mercury until August 26, 2021, at which point he will serve as a strategic advisor to CEO Mark Aslett, while also working closely with leadership for a smooth and orderly transition. The leaders of the Processing and Microelectronics divisions will report to Mr. Aslett.
Mr. Thibaud said, “It’s been my great privilege to work alongside the wonderful team at Mercury. I couldn’t be more proud of the work we do in partnership with our customers, improving technology access to aerospace and defense and enabling more innovative and affordable solutions.”
“Didier’s contributions and counsel have been instrumental to our growth and success. We extend to him our sincerest thanks and wish him well in retirement,” said Mark Aslett. “Didier has exemplified impressive leadership over his meaningful career at Mercury. His commitment to delivering for our customers and building a culture of innovation will be felt for many years to come.”
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Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 5

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2022. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Fourth Quarter and Fiscal 2021 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this press release to the first quarter of fiscal 2022 and full fiscal 2022 are to the quarter ending October 1, 2021 and to 52-week period ending July 1, 2022.

For the first quarter of fiscal 2022, revenues are forecasted to be in the range of $210.0 million to $220.0 million. GAAP net loss for the first quarter is expected to be approximately $4.4 million to $2.3 million, or $0.08 to $0.04 per share, assuming no incremental acquisition, other non-operating adjustments, non-recurring financing in the period, as well as an effective tax rate, excluding discrete items, of approximately 25.0% and approximately 55.9 million weighted average diluted shares outstanding. Adjusted EBITDA for the first quarter of fiscal 2022 is expected to be in the range of $36.8 million to $39.6 million. Adjusted EPS is expected to be in the range of $0.38 to $0.41 per share.
For the full fiscal year 2022, revenues are forecasted to be in the range of $1.00 billion to $1.03 billion, and GAAP net income of $60.0 million to $65.2 million, or $1.07 to $1.16 per share, assuming no incremental acquisition, other non-operating adjustments, non-recurring financing in the period, as well as an effective tax rate, excluding discrete items, of approximately 25.0% for the year and approximately 56.1 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $220.0 million to $227.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.45 to $2.55 per share.
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Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 6

Recent Highlights
June – Mercury Systems announced it achieved a significant milestone with the delivery of more than 1,000 NanoSWITCH® rugged network switches to Oshkosh® Defense for its Joint Light Tactical Vehicle (JLTV) program.
June – Mercury announced the EnsembleSeries™ HDS6705 blade server, the embedded computing industry’s most powerful, general-purpose processing 6U OpenVPX™ blade server with built-in security for the most demanding aerospace and defense applications.
June – Mercury announced that its Cypress, Calif. and West Caldwell, N.J. facilities each received a 2021 James S. Cogswell Outstanding Industrial Security Achievement Award from the U.S. Defense Counterintelligence and Security Agency (DCSA). Mercury’s Andover, Mass.; Hudson, N.H.; Phoenix, Ariz.; and West Lafayette, Ind. facilities have also previously received Cogswell awards, bringing the total to six awards the Company has received to date.
June – Mercury announced the new RH3480 radiation-tolerant solid-state data recorder (SSDR), the highest-density commercial SSDR available today. Designed in a compact, rugged and standards-based flexible form factor, the RH3480 is ideal for radiation-intensive space and terrestrial applications, including low-earth orbit (LEO) satellites, high-altitude aircraft, missiles, launch vehicles and scientific missions.
May – Mercury announced the acquisition of Pentek Technologies, LLC and Pentek Systems, Inc. (collectively, “Pentek”). Based in Upper Saddle River, N.J., Pentek is a leading designer and manufacturer of ruggedized, high-performance, commercial off-the-shelf (“COTS”) software-defined radio and data acquisition boards, recording systems and subsystems for high-end commercial and defense applications.
May – Mercury and Airbus Defence and Space announced that they would cooperate in the field of autonomous and flight control computer programs. Formalized by a Framework Cooperation Agreement, both industry-leading companies have shown their firm commitment to advance a strategic teaming agreement in research, demonstration, validation and certification of autonomous and flight control computer programs, especially algorithms and environment of execution.
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Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 7

April – Mercury announced the ground-breaking Rappid™ spectrum processing platform, an innovative, modular open system architecture designed to dramatically accelerate the development of a wide range of electronic warfare (EW), signal intelligence and software-defined radio applications. This scalable application-ready platform reduces integration costs, extends system lifecycles, and enables fast deployment of new technologies, all critical elements to remain relevant against evolving adversary threats.
April – Mercury announced the JTS0100 Jammer Training System, ideal for training radar and communications operators in harsh environments. Sized to meet commercial shipping limitations for enhanced portability and the ability to set up in less than an hour, the JTS0100 simulates the latest electronic warfare (EW) threats to train operators to identify and quickly respond to them.
April – Mercury announced its next-generation rugged rackmount server product lineup featuring 3rd Gen Intel Xeon Scalable processors (formerly code-named Ice Lake). Mercury’s new RES XR7 line of high-performance, configurable servers deliver data center-level performance to accelerate applications such as artificial intelligence (AI), sensor fusion and communications.
Conference Call Information
Mercury will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, August 3, 2021, to discuss the fourth quarter and fiscal 2021 results and review its financial and business outlook going forward.
To attend the live listen-only webcast, participants should register online at ir.mrcy.com/events-presentations. A replay of the webcast will be available two hours after the call and archived on the same web page for six months. Participants can alternately join via conference call, by pre-registering online at this link. After registering, a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 8

non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
About Mercury Systems – Innovation That Matters®
Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 9

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2021 business performance and beyond and the Company’s plans for growth, cost savings and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 10

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	July 2,	July 3,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$113,839	$226,838
Accounts receivable, net	128,807	120,438
Unbilled receivables and costs in excess of billings	162,921	90,289
Inventory	221,640	178,093
Prepaid income taxes	782	2,498
Prepaid expenses and other current assets	15,111	16,613
Total current assets	643,100	634,769

Property and equipment, net	128,524	87,737
Goodwill	804,906	614,076
Intangible assets, net	307,559	208,748
Operating lease right-of-use assets	66,373	60,613
Other non-current assets	4,675	4,777
Total assets	$1,955,137	$1,610,720

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$47,951	$41,877
Accrued expenses	24,652	23,794
Accrued compensation	40,043	41,270
Deferred revenues and customer advances	38,177	18,974
Total current liabilities	150,823	125,915

Deferred income taxes	28,810	13,889
Income taxes payable	7,467	4,117
Long-term debt	200,000	—
Operating lease liabilities	71,508	66,981
Other non-current liabilities	12,383	15,034
Total liabilities	470,991	225,936

Shareholders’ equity:
Preferred stock	—	—
Common stock	552	547
Additional paid-in capital	1,109,434	1,074,667
Retained earnings	374,499	312,455
Accumulated other comprehensive loss	(339)	(2,885)
Total shareholders’ equity	1,484,146	1,384,784
Total liabilities and shareholders’ equity	$1,955,137	$1,610,720
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Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Fourth Quarters Ended		Twelve Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net revenues	$250,842	$217,377	$923,996	$796,610
Cost of revenues(1)	148,063	120,764	538,808	439,766
Gross margin	102,779	96,613	385,188	356,844

Operating expenses:
Selling, general and administrative(1)	31,587	35,488	134,337	132,253
Research and development(1)	27,718	26,988	113,481	98,485
Amortization of intangible assets	13,080	7,701	41,171	30,560
Restructuring and other charges	6,978	(10)	9,222	1,805
Acquisition costs and other related expenses	1,010	27	5,976	2,679
Total operating expenses	80,373	70,194	304,187	265,782

Income from operations	22,406	26,419	81,001	91,062

Interest income	13	194	179	2,151
Interest expense	(600)	(948)	(1,222)	(1,006)
Other (expense) income, net	(758)	1,325	(2,785)	1,726

Income before income taxes	21,061	26,990	77,173	93,933
Income tax provision (benefit)	3,136	(234)	15,129	8,221
Net income	$17,925	$27,224	$62,044	$85,712

Basic net earnings per share	$0.32	$0.50	$1.13	$1.57

Diluted net earnings per share	$0.32	$0.49	$1.12	$1.56

Weighted-average shares outstanding:
Basic	55,180	54,637	55,070	54,546
Diluted	55,598	55,259	55,474	55,115

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$814	$307	$2,037	$989
Selling, general and administrative	$4,483	$6,185	$21,866	$21,688
Research and development	$1,128	$1,042	$4,387	$3,861

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Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 13

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Fourth Quarters Ended		Twelve Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Cash flows from operating activities:
Net income	$17,925	$27,224	$62,044	$85,712
Depreciation and amortization	20,842	12,751	67,083	49,330
Gain on investment	—	(2,007)	—	(5,817)
Other non-cash items, net	12,308	6,814	30,910	29,394
Changes in operating assets and liabilities	(23,881)	(16,056)	(62,790)	(43,435)

Net cash provided by operating activities	27,194	28,726	97,247	115,184

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(67,563)	—	(372,826)	(96,502)
Purchases of property and equipment	(10,891)	(11,506)	(45,599)	(43,294)
Proceeds from sale of investment	—	—	1,538	4,310

Net cash used in investing activities	(78,454)	(11,506)	(416,887)	(135,486)

Cash flows from financing activities:
Proceeds from employee stock plans	3,096	2,921	6,295	5,317
Payments under credit facilities	—	(200,000)	—	(200,000)
Borrowings under credit facilities	40,000	—	200,000	200,000
Payments for retirement of common stock	—	(566)	(66)	(16,249)

Net cash provided by (used in) financing activities	43,096	(197,645)	206,229	(10,932)

Effect of exchange rate changes on cash and cash equivalents	60	117	412	140

Net decrease in cash and cash equivalents	(8,104)	(180,308)	(112,999)	(31,094)

Cash and cash equivalents at beginning of period	121,943	407,146	226,838	257,932

Cash and cash equivalents at end of period	$113,839	$226,838	$113,839	$226,838

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Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 14

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.
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Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 15

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 16

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net income	$17,925	$27,224	$62,044	$85,712
Other non-operating adjustments, net	236	(2,250)	(724)	(5,636)
Interest expense (income), net	587	754	1,043	(1,145)
Income tax provision	3,136	(234)	15,129	8,221
Depreciation	7,762	5,050	25,912	18,770
Amortization of intangible assets	13,080	7,701	41,171	30,560
Restructuring and other charges	6,978	(10)	9,222	1,805
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	1,530	636	8,600	5,645
Fair value adjustments from purchase accounting	(472)	601	(290)	1,801
Litigation and settlement expense, net	(128)	315	622	944
COVID related expenses	1,570	2,196	9,943	2,593
Stock-based and other non-cash compensation expense	6,853	7,640	29,224	26,972
Adjusted EBITDA	$59,057	$49,623	$201,896	$176,242

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 17

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Cash provided by operating activities	$27,194	$28,726	$97,247	$115,184
Purchases of property and equipment	(10,891)	(11,506)	(45,599)	(43,294)
Free cash flow	$16,303	$17,220	$51,648	$71,890

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 18

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarters Ended
	July 2, 2021		July 3, 2020
Net income and earnings per share	$17,925	$0.32	$27,224	$0.49
Other non-operating adjustments, net	236		(2,250)
Amortization of intangible assets	13,080		7,701
Restructuring and other charges	6,978		(10)
Impairment of long-lived assets	—		—
Acquisition and financing costs	1,530		636
Fair value adjustments from purchase accounting	(472)		601
Litigation and settlement expense, net	(128)		315
COVID related expenses	1,570		2,196
Stock-based and other non-cash compensation expense	6,853		7,640
Impact to income taxes(1)	(7,211)		(4,293)
Adjusted income and adjusted earnings per share	$40,361	$0.73	$39,760	$0.72

Diluted weighted-average shares outstanding		55,598		55,259

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 19

	Twelve Months Ended
	July 2, 2021		July 3, 2020
Net income and earnings per share	$62,044	$1.12	$85,712	$1.56
Other non-operating adjustments, net	(724)		(5,636)
Amortization of intangible assets	41,171		30,560
Restructuring and other charges	9,222		1,805
Impairment of long-lived assets	—		—
Acquisition and financing costs	8,600		5,645
Fair value adjustments from purchase accounting	(290)		1,801
Litigation and settlement expense, net	622		944
COVID related expenses	9,943		2,593
Stock-based and other non-cash compensation expense	29,224		26,972
Impact to income taxes(1)	(25,697)		(23,634)
Adjusted income and adjusted earnings per share	$134,115	$2.42	$126,762	$2.30

Diluted weighted-average shares outstanding		55,474		55,115

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 20

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Organic revenue	$210,011	$217,377	$835,620	$795,667
Acquired revenue	40,831	—	88,376	943
Net revenues	$250,842	$217,377	$923,996	$796,610

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 21

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending October 1, 2021
Fiscal Year Ending July 1, 2022
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarter Ending		Fiscal Year Ending
	October 1, 2021(1)		July 1, 2022(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net (loss) income	$(4,400)	$(2,300)	$60,000	$65,200

Adjust for:
Other non-operating adjustments, net	—	—	—	—
Interest expense, net	700	700	2,600	2,600
Income tax (benefit) provision	(1,500)	(800)	19,900	21,600
Depreciation	8,400	8,400	36,300	36,300
Amortization of intangible assets	13,700	13,700	49,800	49,800
Restructuring and other charges	9,400	9,400	9,400	9,400
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	600	600	2,600	2,600
Fair value adjustments from purchase accounting	200	200	700	700
Litigation and settlement expense, net	—	—	—	—
COVID related expenses	—	—	—	—
Stock-based and other non-cash compensation expense	9,700	9,700	38,800	38,800
Adjusted EBITDA expectation	$36,800	$39,600	$220,000	$227,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 22

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending October 1, 2021
Fiscal Year Ending July 1, 2022
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarter Ending October 1, 2021(1)
	Range
	Low		High
GAAP expectation -- Net loss and loss per share	$(4,400)	$(0.08)	$(2,300)	$(0.04)
Other non-operating adjustments, net	—		—
Amortization of intangible assets	13,700		13,700
Restructuring and other charges	9,400		9,400
Impairment of long-lived assets	—		—
Acquisition and financing costs	600		600
Fair value adjustments from purchase accounting	200		200
Litigation and settlement expense (income), net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	9,700		9,700
Impact to income taxes(2)	(8,200)		(8,200)
Adjusted income and adjusted earnings per share expectation	$21,000	$0.38	$23,100	$0.41

Diluted weighted-average shares outstanding expectation		55,900		55,900

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2021 Results, Page 23

	Fiscal Year Ending July 1, 2022(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$60,000	$1.07	$65,200	$1.16
Other non-operating adjustments, net	—		—
Amortization of intangible assets	49,800		49,800
Restructuring and other charges	9,400		9,400
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,600		2,600
Fair value adjustments from purchase accounting	700		700
Litigation and settlement expense, net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	38,800		38,800
Impact to income taxes(2)	(23,700)		(23,700)
Adjusted income and adjusted earnings per share expectation	$137,600	$2.45	$142,800	$2.55

Diluted weighted-average shares outstanding expectation		56,100		56,100

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY